Exhibit 10.15

Summary of 2005 Terms of Employment for Named Executive Officers

Officer	Annual Base Salary (1)	Annual Cash Payment in lieu of Perquisites	Bonus Plan	Maximum Bonus Under Bonus Plan	Factors in Reducing Bonus Under Bonus Plan	Equity Incentive Plan	Other
Christopher B. Begley, Chief Executive Officer	$721,000	$50,000	Hospira, Inc. 2004 Performance Incentive Plan (2)	2% of EBITDA (as defined in the plan)	Hospira's net income, cash flows, net sales and corporate well being	Hospira 2004 Long-Term Stock Incentive Plan (3)	Change of Control Agreement (4)
John Arnott, Senior Vice President, Global Commercial Operations	340,000	25,000	Hospira, Inc. 2004 Performance Incentive Plan	1% of EBITDA (as defined in the plan)	Hospira's net income, cash flows, net sales and corporate well being	Hospira 2004 Long-Term Stock Incentive Plan	Change of Control Agreement
Terrence C. Kearney, Senior Vice President, Finance, and Chief Financial Officer	340,000	25,000	Hospira, Inc. 2004 Performance Incentive Plan	1% of EBITDA (as defined in the plan)	Hospira's net income, cash flows, net sales and corporate well being	Hospira 2004 Long-Term Stock Incentive Plan	Change of Control Agreement
Edward A. Ogunro, Senior Vice President, Research and Development, Medical and Regulatory Affairs, and Chief Scientific Officer	340,000	25,000	Hospira, Inc. 2004 Performance Incentive Plan	1% of EBITDA (as defined in the plan)	Hospira's net income, cash flows, net sales and corporate well being	Hospira 2004 Long-Term Stock Incentive Plan	Change of Control Agreement
Brian J. Smith, Senior Vice President, General Counsel and Secretary	340,000	25,000	Hospira, Inc. 2004 Performance Incentive Plan	1% of EBITDA (as defined in the plan)	Hospira's net income, cash flows, net sales and corporate well being	Hospira 2004 Long-Term Stock Incentive Plan	Change of Control Agreement

(1)
To take effect March 28, 2005. Represents an approximately 3% raise over 2004 annual base salary.

(2)
The Hospira Inc. 2004 Performance Incentive Plan is filed as Exhibit 10.9 hereto. Awards under the plan in 2005 will be made only if Hospira's shareholders approve the plan at Hospira's 2005 Annual Meeting of Shareholders on May 9, 2005.

(3)
The Hospira 2004 Long-Term Stock Incentive Plan is filed as Exhibit 10.8 hereto (referring to Exhibit 10.8 to Hospira's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

(4)
The form of Change of Control Agreement is filed as Exhibit 10.12 hereto (referring to Exhibit 10.12 to Hospira's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).